Exhibit 1.1

Up to 12,569,040 Shares

(subject to increase up to 14,454,396 shares

in the event of an increase in the pro forma market

value of the Company’s Common Stock)

HarborOne Bancorp, Inc.

(a Massachusetts corporation)

Common Stock

(par value $0.01 per share)

AGENCY AGREEMENT

May 13, 2016

SANDLER O’NEILL & PARTNERS, L.P.

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

Ladies and Gentlemen:

HarborOne Bancorp, Inc., a Massachusetts corporation (the “Company”), HarborOne Mutual Bancshares, a Massachusetts mutual holding company in formation (the “MHC”), and HarborOne Bank, a Massachusetts co-operative bank in mutual form (the “Bank”), hereby confirm their agreement with Sandler O’Neill & Partners, L.P. (“Sandler O’Neill” or the “Agent”) with respect to the offer and sale by the Company of up to 12,569,040 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The shares of Common Stock to be sold by the Company in the Offerings (as defined below) are hereinafter called the “Securities.” It is acknowledged that the number of Securities to be sold in the Offerings may be increased or decreased as described in the Prospectus (as hereinafter defined). If the number of Securities is increased or decreased in accordance with the Plan (as hereinafter defined), the term “Securities” shall mean such greater or lesser number, where applicable. In addition, as described herein, the Company expects to contribute 1.2% of its outstanding shares of Common Stock after the Offerings to the HarborOne Bank Charitable Foundation, a charitable foundation (the “Foundation”), such shares hereinafter being referred to as the “Foundation Shares.” The Company, the MHC and the Bank are sometimes referred to herein as the “HarborOne Parties.”

The Securities are being offered for sale, and the Foundation Shares are being contributed, in accordance with the Plan of Reorganization and Minority Stock Issuance adopted by the Board of Directors of the Bank on January 27, 2016 (the “Plan”), pursuant to which the Bank intends to convert to the mutual holding company form of organization with a mid-tier holding company, the Company will offer for sale up to 45.0% of the common stock of the Company, and the Bank will become the wholly owned subsidiary of the Company.

Pursuant to the Plan, the Company will offer to certain depositors of the Bank and to the Bank’s tax-qualified employee benefit plans, including the Bank’s employee stock ownership plan (the “ESOP”) and the Bank’s 401(k) plan (collectively, the “Employee Plans”), rights to subscribe for the Securities in a subscription offering (the “Subscription Offering”). Securities that are not subscribed for in the Subscription Offering may be offered to certain members of the general public in a direct community offering (the “Community Offering”), with preference given first to natural persons (including trusts of natural persons) residing in the Massachusetts cities and towns of Abington, Attleboro, Avon, Berkley, Braintree, Bridgewater, Brockton, Canton, Carver, Cohasset, Dighton, Duxbury, East Bridgewater,

Easton, Foxboro, Halifax, Hanover, Hanson, Hingham, Holbrook, Hull, Kingston, Lakeville, Mansfield, Marshfield, Middleborough, Milton, North Attleboro, Norton, Norwell, Plainville, Pembroke, Plymouth, Plympton, Quincy, Randolph, Raynham, Rehoboth, Rochester, Rockland, Seekonk, Scituate, Sharon, Stoughton, Taunton, Wareham, West Bridgewater, Weymouth and Whitman, and then to other members of the public. The Community Offering, which together with the Subscription Offering, as each may be extended or reopened from time to time, are herein referred to as the “Subscription and Community Offering,” may be commenced concurrently with, during or after the Subscription Offering. It is currently anticipated that any Securities not subscribed for in the Subscription Offering and, if held, Community Offering will be offered, subject to Section 2 hereof, in a syndicated community offering (the “Syndicated Offering”) or a firm commitment underwritten public offering (the “Public Offering”). The Subscription and Community Offering and the Syndicated Offering are hereinafter referred to collectively as the “Offerings.” The conversion and reorganization of the Bank to the mutual holding company form, the formation of the Company and the MHC, the acquisition of the capital stock of the Bank by the Company, the contribution of the Foundation Shares to the Foundation and the Offerings are referred to herein collectively as the “Reorganization.” If there is a Public Offering, the Public Offering will be governed by a separate Underwriting Agreement, as hereinafter defined, as described in Section 2 hereof.

In connection with the Offerings and pursuant to the terms of the Plan as described in the Prospectus, the Company intends to establish the Foundation. Immediately following the consummation of the Offerings, subject to compliance with certain conditions as may be imposed by regulatory authorities, the Company will contribute 0.667% of the gross proceeds raised in the Offerings in cash and 1.2% of the outstanding shares of Common Stock after the Offerings to the Foundation.

In accordance with Massachusetts General Laws and the rules and regulations regarding issuances of stock by subsidiaries of mutual holding companies (including, without limitation, Chapter 167H of the Massachusetts General Laws and Chapter 33, Subpart C of the Code of Massachusetts Regulations), as from time to time amended or supplemented (the “Massachusetts Regulations”), the Company has filed the Plan with the Massachusetts Division of Banks (the “Division”) and has filed such amendments thereto and supplementary materials as may have been required to the date hereof (such application, as amended to date, if applicable, and as subsequently amended, if applicable, is hereinafter referred to as the “Massachusetts Application”), including copies of the Company’s Information Statement for a Special Meeting of its Depositors relating to the Reorganization (the “Information Statement”), the Appraisal (as defined below), and the Prospectus.

In addition, in accordance with the rules and regulations of the FRB regarding issuances of stock by subsidiaries of mutual holding companies, as from time to time amended or supplemented (the “FRB Regulations”), the Company has filed with the Board of Governors of the Federal Reserve System (the “FRB”) an Application to Become a Bank Holding Company and/or Acquire an Additional Bank or Bank Holding Company (Form FR Y-3) (referred to as the “FRB Application”), including copies of the Appraisal and the Prospectus, and an Interagency Bank Merger Application (referred to as the “FDIC Application”) with the Federal Deposit Insurance Corporation (the “FDIC”). The Massachusetts Application, FRB Application and FDIC Application are collectively referred to herein as the “Applications.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-209944), including a related prospectus, for the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter, including any post-effective amendments thereto containing the preliminary and final prospectus for the Public Offering, if any) and the prospectuses constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to the rules and regulations of the Commission promulgated under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the “Securities Act Regulations”), as well as the preliminary prospectus, if any, as defined in Rule 430A of the Securities Act Regulations contained in a post-effective amendment to the Registration Statement or a new registration statement and the prospectus filed pursuant to Rule 430A and Rule 424(b) of the Securities Act Regulations for use in the Public Offering), are hereinafter referred to as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus shall be used by the Company in connection with the Subscription Offering, the Community Offering, the Syndicated Offering or the Public Offering, if any, which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use. The Company will file, prior to the Closing Time (as defined below), a registration statement (the “Exchange Act Registration Statement”) to register under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the Company’s class of Common Stock.

Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus of the Company to be used in the Subscription Offering, the Community Offering, if any, and, if necessary, will deliver copies of the Prospectus and a prospectus supplement for use in a Syndicated Offering or Public Offering, if any. Such Prospectus contains information with respect to the Bank, the Company, the MHC, the Common Stock and the Offerings.

SECTION 1. REPRESENTATIONS AND WARRANTIES.

(a)                                 The Company, the MHC and the Bank jointly and severally represent and warrant to the Agent as of the date hereof as follows:

(i)                                     The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the HarborOne Parties, threatened by the Commission. At the time the Registration Statement, including, for avoidance of doubt, any post-effective amendment thereto, became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and the Registration Statement, including the Prospectus contained therein, and any information regarding the HarborOne Parties contained in Sales Information (as such term is defined in Section 6(a)(ii) hereof) authorized by the HarborOne Parties for use in connection with the Offerings, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Prospectus as of the date hereof does not, and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent or its counsel expressly for use in the Registration Statement or Prospectus (the “Agent Information”), which the HarborOne Parties acknowledge appears only in the second sentence of the section “Summary — The Reorganization and Offering — Market for Common Stock,” the third sentence of the section “Risk Factors — Risks Related to This Offering — There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock,” and in the fourth sentence of the section “Market for the Common Stock.”

(ii)                                  At the time of filing the Registration Statement relating to the offering of the Securities and as of the date hereof, the Company was not, and is not, an ineligible issuer, as defined in Rule 405 of the Securities Act Regulations. At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h) of the Securities Act Regulations, the Company met the conditions required by Rules 164 and 433 of the Securities Act Regulations for the use of a free writing prospectus. If required to be filed, the Company has filed any issuer free writing prospectus related to the Securities at the time it was required to be filed under Rule 433 of the Securities Act Regulations and, if not required to be filed, it has retained such free writing prospectus in the Company’s records pursuant to Rule 433(g) of the Securities Act Regulations and, if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Securities, the Company will file or retain such free writing prospectus as required by Rule 433 of the Securities Act Regulations.

(iii)                               As of the Applicable Time, neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the Securities or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent expressly for use therein, it being understood and agreed that the only information furnished by the Agent consists of the Agent Information. As used in this paragraph and elsewhere in this Agreement:

1.                                      “Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Securities, and the Closing Time as defined herein.

2.                                      “Statutory Prospectus,” as of any time, means the most recent Prospectus that is included in the Registration Statement immediately prior to the Applicable Time, including any document incorporated by reference therein.

3.                                      “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) of the Securities Act Regulations, relating to the offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act Regulations. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) or (b) of Section 2(a)(10) of the Securities Act.

4.                                      “Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

5.                                      “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General

Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 of the Securities Act Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii) of the Securities Act Regulations or otherwise, even though not required to be filed with the Commission.

(iv)                              Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offerings and sale of the offered Securities or until any earlier date that the Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the offered Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions made in reliance upon and in conformity with the Agent Information.

(v)                                 The Company has filed the FRB Application with the FRB and the FRB Application is accurate and complete in all material respects. The Company has received written notice from the FRB of its approval of the FRB Application, such approval remains in full force and effect and no order has been issued by the FRB suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the HarborOne Parties, threatened by the FRB or any other applicable regulator. At the date of such approval, the FRB Application complied in all material respects with the applicable provisions of the Bank Holding Company Act of 1956, as amended, and the regulations promulgated thereunder, except as the FRB or any other applicable regulator has expressly waived such regulations in writing.

(vi)                              The Bank has filed the FDIC Application with the FDIC and the FDIC Application is accurate and complete in all material respects. The Bank has received written notice from the FDIC of its approval of the FDIC Application, such approval remains in full force and effect and no order has been issued by the FDIC suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the HarborOne Parties, threatened by the FDIC or any other applicable regulator. At the date of such approval, the FDIC Application complied in all material respects with the applicable provisions of the Federal Deposit Insurance Act, as amended, and the regulations promulgated thereunder, except as the FDIC or any other applicable regulator has expressly waived such regulations in writing.

(vii)                           The Bank has filed the Massachusetts Application with the Division and has published notice of such filing and the Massachusetts Application is accurate and complete in all material respects. The Bank has received written notice from the Division of its approval of the Information Statement, the Prospectus, the order form and the marketing materials for use in the Offerings, such approval remains in full force and effect and no order has been issued by the Division suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the HarborOne Parties, threatened by the Division. At the Closing Time, the Company will have received written notice from the Division of its approval of the issuance of stock pursuant to the Plan, and no order will have been issued by the Division suspending or revoking such approval and no proceedings therefor will have been initiated or, to the knowledge of the HarborOne Parties, threatened by the Division. At the date of the applicable approval, the Plan, the Information Statement, the Prospectus, the order form and the marketing materials for use in the Offering and the Massachusetts Application complied in all material respects with the applicable provisions of the Massachusetts Regulations, except as the Division or any other applicable regulator has expressly waived such Massachusetts Regulations in writing.

(viii)                        The Company has filed the Prospectus and any supplemental sales literature with the Commission, the FRB, the Division and any other applicable regulator. The Prospectus, the Information Statement and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time, complied and will comply in all material respects with the applicable requirements of the 1933 Act Regulations, the Massachusetts Regulations and, at or prior to the time of their first use, will have received all required authorizations of the Division and the Commission and any other applicable regulator for use in final form. No approval of any other regulatory or supervisory or other public authority is required in connection with the distribution of the Prospectus, the Information Statement and any supplemental sales literature that has not been obtained and a copy of which has been delivered to the Agent. The HarborOne Parties have not distributed any offering material in connection with the Offering except for the Prospectus, the Information Statement and any supplemental sales material that has been filed with the Registration Statement and the Applications and authorized for use by the Commission, the FRB and the Division, or any other applicable regulator. The information contained in the supplemental sales material filed as an exhibit to both the Registration Statement and the Applications does not conflict in any material respects with information contained in the Registration Statement and the Prospectus.

(ix)                              All Sales Information used by the Company in connection with the Offerings that is required by the Division to be filed has been filed with and approved by the Division or any other applicable regulator.

(x)                                 The Plan has been adopted by the Boards of Directors of the HarborOne Parties, and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Massachusetts Regulations (except to the extent waived or otherwise approved in writing by the Division) and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offerings imposed upon the HarborOne Parties by the Division, the Commission, or any other regulatory authority, and in the manner described in the Prospectus. To the best knowledge of the HarborOne Parties, no person has sought to obtain review of the final action of the Division or any other applicable regulator in approving the issuance of stock pursuant to the Plan.

(xi)                              None of the Division, the FRB or any state securities (“Blue Sky”) authority has, by order or otherwise, prevented or suspended the use of the Prospectus or any Sales Information authorized by the Company, the MHC or the Bank for use in connection with the Offerings, and no proceedings for such purposes are pending or, to the knowledge of the HarborOne Parties, threatened.

(xii)                           The Offerings and other transactions contemplated hereby do not and will not require any material consent, approval, authorization or permit or filing with any other governmental agency or regulatory authority other than the Division, the FRB and the Commission, except as disclosed in the Prospectus.

(xiii)                        At the Closing Time referred to in Section 2, the HarborOne Parties will have completed the conditions precedent to the Offerings and the establishment of the Foundation in accordance with the Plan, applicable Massachusetts Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedents to the Offerings and the establishment of the Foundation imposed upon the Company, the Bank or the MHC by the Division, the Commission, the FRB or any other regulatory authority, other than those that the regulatory authority permits to be completed after the Offerings. At the Closing Time referred to in Section 2, the Offerings and establishment of the Foundation will have been effected in all material respects in the manner described in the Prospectus and in accordance with the Plan, the Massachusetts Regulations and all other applicable material laws, regulations, decisions and orders, including in compliance in all material respects with all terms, conditions, requirements and provisions precedent to the Offerings imposed upon the Company, the Bank or the MHC by the Division, the FRB, the Commission, or any other regulatory or Blue Sky authority, other than those which the regulatory authority has raised or permits to be completed after the Closing Time.

(xiv)                       RP Financial, LC., (the “Appraiser”), which prepared the valuation of the Common Stock as part of the Plan (the “Appraisal”), has advised the Company, the MHC and the Bank in writing that it satisfies all requirements for an appraiser set forth in the Massachusetts Regulations and any interpretations or guidelines issued by the Division or its staff with respect thereto.

(xv)                          Wolf & Company, P.C., the accountants who audited and reported on the consolidated financial statements and supporting schedules of the Company and its subsidiaries included in the Registration Statement, has advised the Company, the MHC and the Bank in writing that they are independent public accountants with respect to the Company, the MHC, the Bank and the Subsidiaries (as defined below) within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants (the “AICPA”), that they are registered with the Public Company Accounting Oversight Board (“PCAOB”) and such accountants are, with respect to the Company, the MHC and the Bank, not in violation of the auditor independence requirements of, the Securities Act, the Securities Act Regulations and Massachusetts Regulations and each accountant is not in violation of the auditors independence requirements of the Sarbanes-Oxley Act of 2002.

(xvi)                       At the Closing, the only direct subsidiary of the MHC will be the Company. At the Closing, the only direct subsidiary of the Company will be the Bank. The only direct and indirect subsidiaries of the Bank are HarborOne Security Corporation, LLC, Merrimack Mortgage Company, LLC, and Oak Street Security Corporation, LLC (collectively, the “Subsidiaries”). Except for the Subsidiaries and except as set forth in the Prospectus, none of the Company, the MHC or the Bank, directly or indirectly, controls any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization. The Company does not conduct any business other than indirectly through the Bank and the Subsidiaries.

(xvii)                    The consolidated financial statements and the related schedules and notes thereto included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its subsidiaries at the dates indicated and the results of operations, changes in retained earnings and cash flows for the periods specified, and comply as to form with the applicable accounting requirements of the Securities Act Regulations and the Massachusetts Regulations; except as otherwise stated in the Registration Statement and Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement and Prospectus present fairly the information required to be stated therein. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the basis described therein.

(xviii)      Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein (A) there has been no material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Bank and the Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and (B) except for transactions specifically referred to or contemplated in the Registration Statement and Prospectus, there have been no transactions entered into by the Company, the MHC, the Bank or the Subsidiaries, other than those in the ordinary course of business consistent with past practice, which are material with respect to the Company, the MHC, the Bank and the Subsidiaries, considered as one enterprise. The capitalization, liabilities, assets, properties and business of each of the Company, the MHC, and the Bank conform in all material respects to the descriptions contained in the Prospectus, and none of the Company, the MHC, the Bank or any Subsidiary has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement or the Prospectus and none of the Company, the MHC, the Bank or any Subsidiary has issued any securities or incurred any liability or obligation, direct or contingent, or borrowed money, except in the ordinary course of business consistent with past practice from the same or similar sources and in similar amounts as indicated in the Prospectus.

(xix)        The Company has been duly organized and is validly existing as a Massachusetts corporation with full corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby; and the Company is duly qualified to transact business and is in good standing under the laws of the Commonwealth of Massachusetts and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect (as hereinafter defined) on the Company, the MHC, the Bank and the Subsidiaries, considered as one enterprise. For purposes of this Agreement, except as otherwise expressly set forth herein, “Material Adverse Effect” with respect to any party means any effect that is material and adverse to (i) the financial position, business, results of operations, financial performance or prospects of such party and its subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

(xx)         Upon completion of the Offerings and the contribution of the Foundation Shares as described in the Prospectus, the issued and outstanding capital stock of the Company will be within the range as set forth in the Prospectus under “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus). The authorized capital stock of the Company consists of 90,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, no par value and there are no issued and outstanding capital stock of the Company at the date hereof. At the date hereof and at the Closing Time, the Securities and the Foundation Shares will have been duly authorized for issuance and, in the case of the Securities, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, in the case of the Foundation Shares, when contributed by the Company pursuant to the Plan will be duly and validly issued and fully paid and nonassessable; the terms and provisions of the Common Stock and the other capital stock of the Company conform in all material respects to all statements relating thereto contained in the Prospectus; any certificate representing the shares of Common Stock will conform to the requirements of applicable law and regulations; and the issuance of the Securities and the Foundation Shares is not subject to preemptive or other similar rights, except for subscription rights granted pursuant to the Plan in accordance with the Massachusetts Regulations.

(xxi)        At the Closing, the MHC will have been duly organized and will be validly existing as a Massachusetts-chartered mutual holding company with full corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement and consummate the transactions contemplated hereby; and the MHC will be duly qualified to transact business and in good standing under the laws of the Commonwealth of Massachusetts and in any other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.

(xxii)       The Bank is a duly organized and validly existing Massachusetts-chartered mutual savings bank and at the Closing, will be a duly organized and validly existing Massachusetts-chartered stock bank, in each case with full corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby; and the Bank is duly qualified to transact business and is in good standing under the laws of the Commonwealth of Massachusetts and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.

(xxiii)      At the Closing, the authorized capital stock of the Bank will consist of 1,000 shares of common stock, $1.00 par value per share (“Bank Common Stock”), and the issued and outstanding capital stock of the Bank will be 1,000 shares of Bank Common Stock, all of which, at the Closing, will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim. At the Closing, all of the issued and outstanding Bank Common Stock will be duly authorized and validly issued and will be fully paid and nonassessable; the terms and provisions of the Bank Common Stock conform to all statements relating thereto contained in the Prospectus, and the certificates representing the shares of the Bank Common Stock comply with the requirements of applicable laws and regulations; the issuance of Bank Common Stock will not be subject to preemptive or similar rights; and there are no outstanding warrants, options or rights of any kind to acquire additional shares of capital stock of or other equity interests in the Bank.

(xxiv)     The Company, the Bank and the Subsidiaries have each obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect and the Company, the Bank and the Subsidiaries are in all material respects in compliance therewith; none of the Company, the Bank or any Subsidiary has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singularly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect.

(xxv)      Each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; the activities of each Subsidiary are permitted to subsidiaries of a Massachusetts-chartered stock savings bank by the rules, regulations and practices of the FDIC, the FRB, and the Division; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Bank, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; and there are no warrants, options or rights of any kind to acquire shares of capital stock of or other equity interests in any Subsidiary.

(xxvi)     The Bank is a member in good standing of the Federal Home Loan Bank of Boston; the deposit accounts of the Bank are insured by the FDIC up to the applicable limits and the deposit accounts of the Bank are insured in excess of FDIC limits by the Depositors Insurance Fund.

(xxvii)    The Company, the MHC and the Bank have taken all corporate action necessary for them to execute, deliver and perform this Agreement and the transactions contemplated hereby, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Company, the MHC and the Bank, enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

(xxviii)   Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Time referred to in Section 2 hereof, except as otherwise may be indicated or contemplated therein, none of the Company, the Bank, or the Subsidiaries will have (A) issued any securities or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business consistent with past practice from the same or similar sources and in similar amounts as indicated in the Prospectus, or (B) entered into any transaction or series of transactions that are material in light of the business of the HarborOne Parties and the Subsidiaries, taken as a whole, excluding the origination, purchase and sale of loans or the purchase or sale of investment securities or mortgage-backed securities in the ordinary course of business consistent with past practice.

(xxix)     No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities that has not been obtained and a copy of which has been delivered to the Agent.

(xxx)      None of the HarborOne Parties or the Subsidiaries is in violation of their respective certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws or other written corporate governance requirements or guidelines; and none of the HarborOne Parties or the Subsidiaries is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any of the HarborOne Parties or the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the HarborOne Parties or the Subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect; and there are no contracts or documents of the HarborOne Parties that are required to be filed as exhibits to the Registration Statement or the Applications that have not been so filed.

(xxxi)     The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, have been duly authorized by all necessary corporate action on the part of the Company, the MHC and the Bank, and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the MHC, the Bank or the Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC, the Bank or the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the MHC, the Bank or the Subsidiaries is subject, except for such conflicts, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of the provisions of the respective charter or bylaws of the Company, the MHC, the Bank or the Subsidiaries, or any applicable law, administrative regulation or administrative or court decree.

(xxxii)    No labor dispute with the employees of the Company, the Bank or the Subsidiaries exists or, to the knowledge of the Company, the Bank or the Subsidiaries, is imminent or threatened; and the Company, the Bank and the Subsidiaries are not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers or contractors, which might be expected to have a Material Adverse Effect on the HarborOne Parties.

(xxxiii)   Each of the HarborOne Parties and the Subsidiaries has good and marketable title to all of their properties and assets for which ownership is material to the business of the HarborOne Parties or the Subsidiaries and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except as such are described in the Prospectus or are not material in relation to the business of the HarborOne Parties or the Subsidiaries, considered as one enterprise; and all of the leases and subleases material to the business of the HarborOne Parties or the Subsidiaries under which the HarborOne Parties or the Subsidiaries hold properties, including those described in the Prospectus, are valid and binding agreements of the Company, the Bank or the Subsidiaries, as applicable, in full force and effect, enforceable in accordance with their terms except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

(xxxiv)   None of the HarborOne Parties or the Subsidiaries is in violation of any order or directive from the Division, the FRB, the FDIC, the Commission or any regulatory authority to make any material change in the method of conducting its respective businesses; the Company, the MHC, the Bank, and the Subsidiaries have conducted and are conducting their respective businesses so as to comply with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the Division, the FRB, the FDIC and the Commission). Except as disclosed in the Registration Statement, none of the Company, the MHC, the Bank, or the Subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts the conduct of their business or that in any manner relates to their capital adequacy, their credit policies (including concentration policies), their management or their business (each, a “Regulatory Agreement”), nor has the Company, the MHC, the Bank, or the Subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting the issuance of any Regulatory Agreement; there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company, the MHC, the Bank, or the Subsidiaries that might have a Material Adverse Effect on the HarborOne Parties and the Subsidiaries, considered as one enterprise, or that might materially and adversely affect the properties or assets thereof or that might adversely affect the consummation of the Offerings or the performance of this Agreement; neither the Company, the MHC, nor the Bank has received from the Division, the FRB or the FDIC any order or direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (and such order or direction, if any, have been disclosed in writing to the Agent). As used herein, the term

“Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company, the MHC, the Bank or the Subsidiaries.

(xxxv)    There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, the MHC, the Bank or the Subsidiaries, threatened, against or affecting the Company, the MHC, the Bank or the Subsidiaries that is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Bank and the Subsidiaries, considered as one enterprise, or that might materially and adversely affect the properties or assets thereof, or that might adversely affect the consummation of the Offerings or the performance of this Agreement; all pending legal or governmental proceedings to which the Company, the MHC, the Bank or any Subsidiary is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to their business, are in the aggregate not material.

(xxxvi)   The Company has obtained an opinion of its special counsel, Goodwin Procter LLP, with respect to the legality of the Securities and the Foundation Shares and certain federal income tax consequences of the Offerings and the Plan, copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinion is accurately summarized in the Prospectus under “Material U.S. Income Tax Consequences.” The facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects, and none of the HarborOne Parties has taken or will take any action inconsistent therewith.

(xxxvii)  The Company is not and, upon completion of the Offerings and sale of the Securities and the application of the net proceeds therefrom, will not be, required to be registered as an “investment company” as that term is defined under the Investment Company Act of 1940, as amended.

(xxxviii)     All of the loans represented as assets on the most recent consolidated financial statements or consolidated selected financial information of the Company included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226 and Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations that, if asserted, would not result in a Material Adverse Effect on the HarborOne Parties.

(xxxix)   To the knowledge of the Company and the Bank, with the exception of the intended loan to the Bank’s ESOP by the Company to enable the ESOP to purchase securities in an amount up to 8.0% of the Common Stock outstanding after the Offerings, none of the Company, the Bank or their employees has made any payment of funds of the Company, the MHC or the Bank as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(xl)          Each of the Company and the Bank maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xli)         The Company, the Bank, and each Subsidiary are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder. The Bank has established compliance programs and is in compliance in all material respects with the requirements of the USA Patriot Act and all applicable regulations promulgated thereunder. There is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the best knowledge of the Company and the Bank, threatened regarding the Bank’s compliance with the USA Patriot Act or any regulations promulgated thereunder.

(xlii)        None of the Company, the Bank or any Subsidiary nor any property owned or operated by the Company, the Bank or any Subsidiary, is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not result in a Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Company or the Bank, threatened, relating to the liability of any property owned or operated by the Company, the Bank or any Subsidiary, under any Environmental Law, except for such actions, suits or proceedings, or demands, claims, notices or investigations that, individually or in the aggregate, would not have a Material Adverse Effect. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

(xliii)       The Company, the MHC, the Bank, and each Subsidiary have timely filed all federal, state and local income and franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns. No tax deficiency has been asserted, and the Company, the MHC and the Bank have no knowledge of any tax deficiency that could be asserted against the Company, the MHC, the Bank or the Subsidiaries.

(xliv)       The Company has received, or will receive prior to the Closing Time, all approvals required to consummate the Offerings and to have the Securities listed on the Nasdaq Global Market effective as of the Closing Time referred to in Section 2 hereof.

(xlv)        To the knowledge of the HarborOne Parties, there are not and have not been any affiliations or associations (as such terms are defined by the FINRA) between any member of the FINRA and any of the HarborOne Parties’ officers, directors or 5% or greater security holders, except as set forth in the Registration Statement, filings with FINRA or the Prospectus.

(xlvi)       The Company, the MHC, the Bank and each Subsidiary carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value for their respective properties as is customary for companies engaged in similar industries.

(xlvii)      The Company, the MHC and the Bank have not relied on Agent or its counsel for any legal, tax or accounting advice in connection with the Offerings.

(xlviii)     The records of eligible account holders and supplemental eligible account holders are accurate and complete in all material respects.

(xlix)       The Company, the Bank, and each Subsidiary is each in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company, the Bank, or any Subsidiary, respectively, would have any liability; each of the Company, the Bank, and each Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company, the Bank, or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(l)            Each agreement or plan of the Company, the Bank or any Subsidiary that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) and any award thereunder, in each case that is subject to Section 409A of the Code, has (i) since January 1, 2005, been maintained and operated, in all material respects, in good faith compliance with Section 409A of the Code and IRS Notice 2005-1 and (ii) since January 1, 2009, been, in all material respects, in documentary and operational compliance with Section 409A of the Code.

(li)           The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities; and (ii) are effective in all material respects to perform the functions for which they were established. There (i) are not any significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize, and report financial data or (ii) has not been any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since December 31, 2015, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(lii)          The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations of the Commission thereunder, and the Nasdaq corporate governance rules applicable to the Company, and will use its best efforts to comply with those provisions of the Sarbanes-Oxley Act of 2002 and the Nasdaq corporate governance rules that will become effective in the future upon their effectiveness.

(liii)         Any certificate signed by any officer of the Company, the MHC, the Bank or any Subsidiary and delivered to either of the Agent or counsel for the Agent shall be deemed a representation and warranty by the Company, the MHC or the Bank to the Agent as to the matters covered thereby.

(liv)         The Foundation has been duly authorized and incorporated and is validly existing as a non-stock, non-profit corporation in good standing under the laws of the Commonwealth of Massachusetts with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation will not be a bank holding company within the meaning of 12 C.F.R. Section 225.2(c) as a result of the issuance of shares of Common Stock to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; no approvals are required to establish the Foundation and to contribute the shares of Common Stock thereto as described in the Prospectus other than those obtained from the Division and the FRB; except as specifically disclosed in the Prospectus, there are no agreements and/or understandings, written or oral, between the Company, the MHC and the Bank on the one hand and the Foundation, on the other, with respect to the control, directly or indirectly, over the voting and the acquisition or disposition of the Foundation Shares; at the Closing Time, the Foundation Shares will have been duly authorized for issuance and, when issued and contributed by the Company pursuant to the Plan, will be duly and validly issued and fully paid and nonassessable. The issuance of the Foundation Shares to the Foundation pursuant to the Plan has been registered under the Securities Act pursuant to the Registration Statement.

SECTION 2. APPOINTMENT OF SANDLER O’NEILL; SALE AND DELIVERY OF THE SECURITIES; CLOSING. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints Sandler O’Neill (i) as its Agent to consult with and advise the Company, and to assist the Company with the solicitation of subscriptions and purchase orders for Securities, in connection with the Company’s sale of Common Stock in the Subscription Offering and Community Offering and (ii) as its Agent to consult with and advise the Company, and to assist the Company with solicitation of purchase orders for Securities, in connection with the Company’s sale of Common Stock in the Syndicated Offering, if applicable. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Sandler O’Neill accepts such appointment and agrees to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action that is inconsistent with any applicable laws, regulations, decisions or orders. The services to be rendered by Sandler O’Neill pursuant to this appointment include the following: (i) consulting as to the securities marketing implications of any aspect of the Plan including the percentage of Common Stock to be offered in the Offerings; (ii) reviewing with the Boards of Directors of the HarborOne Parties, the financial impact of the Offering based upon the Appraiser’s appraisal of the Common Stock; (iii) reviewing all offering documents, including the Prospectus, stock order forms and related offering materials (it being understood that preparation and filing of such documents is the sole responsibility of the Company and the Bank and their counsel); (iv) assisting in the design and implementation of a marketing strategy for the Offerings; (v) assisting management of the Company in scheduling and preparing for meetings with potential investors and broker-dealers; and (vi) providing such other general advice and assistance as may be requested to promote the successful completion of the Offerings.

The appointment of the Agent hereunder shall terminate upon the earlier to occur of (a) forty-five (45) days after the last day of the Subscription and Community Offering, unless the Company and the Agent agree in writing to extend such period and the Division and the FRB, if required, agree to extend the period of time in which the Securities may be sold, or (b) the receipt and acceptance of subscriptions and purchase orders for all of the Securities, or (c) the completion of the Syndicated Offering.

If any of the Securities remain available after the expiration of the Subscription and Community Offering, at the request of the Company, Sandler O’Neill will seek to form a syndicate of registered brokers or dealers (“Selected Dealers”) to assist in the solicitation of purchase orders of such Securities on a best efforts basis in a Syndicated Offering, provided, however, that in no event shall Sandler O’Neill be obligated to act as a Selected Dealer or to take or purchase any Securities. Sandler O’Neill will serve as sole book-running manager of any Syndicated Offering. Sandler O’Neill will endeavor to distribute the Securities among the Selected Dealers in a fashion that best meets the distribution objectives of the

Company and the requirements of the Plan, which may result in limiting the allocation of stock to certain Selected Dealers.

This Agreement is not intended to constitute, and should not be construed as, an agreement or commitment between the MHC, the Company, the Bank and Sandler O’Neill relating to the firm commitment underwriting of the Securities or any other securities of the Company.

In the event the Company is unable to sell at least the total minimum of the Securities, as set forth on the cover page of the Prospectus, within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Securities the full amount that it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company, the MHC and the Bank as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof. Appropriate arrangements for placing the funds received from subscriptions for Securities or other offers to purchase Securities in special interest-bearing accounts with the Bank until all Securities are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Securities are sold.

If at least the total minimum number of Securities, as set forth on the cover page of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above. The closing shall be held at the offices of Goodwin Procter LLP at 10:00 a.m., Eastern Time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone when funds shall have been received for all the Securities. To the extent that some or all of the Securities will be evidenced by physical certificates, certificates for Securities shall be delivered directly to the purchasers thereof in accordance with their directions. Notwithstanding the foregoing, certificates for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 48 hours prior to the Closing Time at such office as the Agent shall designate. The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the “Closing Time.”

In addition to the reimbursement of the expenses specified in Section 4 hereof, the Agent will receive the following compensation for its services hereunder:

(a)           0.85% of the aggregate purchase price of the Securities sold in the Subscription and Community Offering, excluding in each case shares purchased by or on behalf of (i) any employee benefit plan or trust of the Company, the MHC or the Bank established for the benefit of their respective directors, officers and employees, (ii) the Foundation established in connection with the Reorganization and (iii) any director, officer or employee of the Company or the Bank or members of their immediate families (which term shall mean parents, grandparents, spouses, siblings, children and grandchildren) whether directly or through a personal trust;

(b)           With respect to any Securities sold in the Syndicated Offering, Sandler O’Neill will be paid a fee not to exceed 5.0% of the aggregate purchase price of the Securities sold in the Syndicated Offering. From this fee, Sandler O’Neill will pass onto selected broker-dealers, who assist in the Syndicated Offering, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases affected with the assistance of a broker/dealer other than Sandler O’Neill shall be transmitted by Sandler O’Neill to such broker/dealer. The decision to utilize selected broker-dealers will be made by Sandler O’Neill upon consultation with the Company;

If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Offerings are terminated by the Company, no fee shall be payable by the Company to Sandler O’Neill; provided, however, that the Company shall reimburse the Agent for all of its out-of-pocket expenses incurred prior to termination in accordance with the provisions of Section 4 hereof. In addition, the Company shall be obligated to pay the fees and expenses as contemplated by the provisions of Section 4 hereof in the event of any such termination.

All fees payable to the Agent hereunder shall be payable in immediately available funds at Closing Time, or upon the termination of this Agreement, as the case may be.

Sandler O’Neill shall also receive a fee of $90,000 for certain records management agent services set forth in the letter agreement, dated June 30, 2015, between the Bank and Sandler O’Neill (a copy of which is attached hereto as Exhibit 3), which shall be payable as set forth in such letter agreement. The Company will reimburse Sandler O’Neill, upon request made from time to time, for its reasonable out-of-pocket expenses incurred in connection with its records management agent services not to exceed $50,000 as further set forth in such letter agreement.

SECTION 3. COVENANTS OF THE COMPANY, THE MHC AND THE BANK. The Company, the MHC and the Bank covenant with the Agent as follows:

(a)           The Company, the MHC and the Bank will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Plan, the Applications and the Information Statement as may hereafter be required by the Division, the FDIC, the FRB, Securities Act Regulations or the Massachusetts Regulations or as may hereafter be requested by the Agent. Following completion of the Subscription and Community Offering, in the event of a Syndicated Offering, the Company, the MHC and the Bank (i) will promptly prepare and file with the Commission a post-effective amendment to the Registration Statement relating to the results of the Subscription and Community Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will, if required, file with the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offering and pricing information pursuant to Rule 424 of the Securities Act Regulations, in either case in a form acceptable to the Agent. The Company, the MHC and the Bank will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to the Plan, (ii) of the receipt of any comments from the Division, the FRB, the Commission or any other governmental entity with respect to the transactions contemplated by this Agreement or the Plan, (iii) of any request by the Division, the FRB, the Commission, or any other governmental entity for any amendment to the Registration Statement or the Plan or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Division, the FRB or any other governmental entity of any order suspending the Offerings, any approval of the Applications or the use of the Prospectus or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company, the MHC and the Bank will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           The Company represents and agrees that, unless it obtains the prior written consent of the Agent and the Agent represents and agrees that, unless it obtains the prior written consent of the Company, it will not make any offer relating to the offered Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations, or that would constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has and will comply with the requirements of Rule 433 of the Securities Act Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(c)           The HarborOne Parties will give the Agent notice of their intention to file or prepare any amendment to the Applications, the Plan or Registration Statement (including any post-effective amendment to the Registration Statement, whether related to the Offerings or any amendment or supplement to the Prospectus (including any revised prospectus that the Company proposes for use in connection with the Syndicated Offering of the Securities that differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object.

(d)           The Company, the MHC and the Bank will deliver to the Agent as many signed copies and as many conformed copies of the Applications and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

(e)           During the period when the Prospectus is required to be delivered, the Company, the MHC and the Bank will comply, at their own expense, with all requirements imposed upon them by the Commission, the Division, applicable Massachusetts Regulations, as from time to time in force, the Nasdaq Stock Market, the Securities Act, the Securities Act Regulations, the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Regulation M under the Exchange Act, so far as necessary to permit the continuance of sales or dealing in shares of the Securities during such period in accordance with the provisions hereof and the Prospectus.

(f)            If any event or circumstance shall occur as a result of which it is necessary, in the opinion of counsel for the Agent, to amend or supplement the Registration Statement or Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company, the MHC and the Bank will forthwith amend or supplement the Registration Statement or Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Registration Statement or Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company, the MHC and the Bank will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company, the MHC and the Bank will each furnish such information with respect to itself as the Agent may from time to time reasonably request.

(g)           The Company, the MHC and the Bank will take all necessary action, in cooperation with the Agent, to qualify the Securities and the Foundation Shares for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the Massachusetts Regulations may require and as the Agent and the Company have agreed; provided, however, that none of the Company, the MHC or the Bank shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company, the MHC and the Bank will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

(h)           The Company authorizes Sandler O’Neill and any Selected Dealer to act as agent of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or “blue sky” laws of the various jurisdictions in which the Offerings will be made (the “Blue Sky Survey”).

(i)            The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement covering a twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement (as defined in Rule 158 of the Securities Act Regulations) that will satisfy the provisions of Section 11(a) of the Securities Act.

(j)            During the period ending on the third anniversary of the expiration of the fiscal year during which the Closing Time occurs, the Company will furnish to its shareholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated balance sheets and consolidated statements of net income, comprehensive income, changes in shareholders’ equity and cash flows, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), the Company will make available to its shareholders consolidated summary financial information of the Company and the Bank for such quarter in reasonable detail. In addition, the Company will use its reasonable best efforts to make public summary financial information contained in such annual report and quarterly financial information through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to shareholders of the Company.

(k)           During the period ending on the third anniversary of the expiration of the fiscal year during which the Closing Time occurs, the Company will furnish to the Agent (i) as soon as publicly available, a copy of each report or other document of the Company furnished generally to shareholders of the Company or furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request. For purposes of this paragraph, any document filed electronically with the Commission shall be deemed furnished to the Agent.

(l)            The Company will promptly inform the Agent upon its receipt of service with respect to any material litigation or administrative action instituted with respect to the Offerings.

(m)          Each of the Company and the Bank will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(n)           The Company will report the use of proceeds from the Offerings on its first periodic report filed pursuant to Sections 13(a) and 15(d) of the Exchange Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the Securities Act Regulations.

(o)           The Company will maintain the effectiveness of the Exchange Act Registration Statement for not less than three years and will comply in all material respects with its filing obligations under the Exchange Act during such period. The Company will use its best efforts to effect and maintain the listing of the Common Stock on the Nasdaq Global Market for not less than three years.

(p)           The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with FINRA Rule 5130 and all related rules.

(q)           Other than in connection with any employee benefit plan or arrangement described in the Prospectus, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Securities and the Foundation Shares for a period of 180 days following the Closing Time.

(r)            During the period beginning on the date hereof and ending on the later of the fifth anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 6 or 7 made prior to the fifth anniversary of the Closing Time, respectively, none of the Company, the MHC or the Bank shall, without the prior written consent of the Agent, take or permit to be taken any action that could result in the Bank Common Stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance.

(s)            The Company, the MHC and the Bank will comply with the conditions imposed by or agreed to with the Division in connection with its approval of the Massachusetts Application, the FRB in connection with its approval of the FRB Application and the FDIC in connection with its approval of the FDIC Application.

(t)            The Company and the Bank shall use their best efforts to ensure that the Foundation submits within the time frames required by applicable law a request to the Internal Revenue Service to be recognized as a tax-exempt organization under Section 501(c)(3) of the Code; the Company and the Bank will take no action that may reasonably be expected to result in the possible loss of the Foundation’s tax-exempt status; and neither the Company nor the Bank will contribute any additional assets to the Foundation until such time that such additional contributions will be deductible for federal and state income tax purposes.

(u)           The Company shall not deliver the Securities and the Foundation Shares until the Company, the MHC and the Bank have satisfied each condition set forth in Section 5 hereof, unless such condition is waived by the Agent.

(v)           The Company, the MHC and the Bank will furnish to Sandler O’Neill as early as practicable prior to the Closing Time, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company that have been read by Wolf & Company, P.C., as stated in their letters to be furnished pursuant to subsections (f) and (g) of Section 5 hereof.

(w)          During the period in which the Prospectus is required to be delivered, each of the Company and the Bank will conduct its business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the Nasdaq Stock Market, the Division, the FDIC and the FRB.

(x)           The Bank will not amend the Plan in any manner that would affect the sale of the Securities or the terms of this Agreement without the consent of the Agent.

(y)           The Company, the MHC and the Bank will not, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as specifically disclosed in the Prospectus.

(z)           The Company, the MHC and the Bank will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 5 hereof.

(aa)         The Company, the MHC and the Bank will provide the Agent with any information necessary to carry out the allocation of the Securities in the event of an oversubscription, and such information will be accurate and reliable in all material respects.

(bb)         The Company, the MHC and the Bank will notify the Agent when funds have been received for the minimum number of Securities set forth in the Prospectus.

(cc)         The Company, the MHC and the Bank will (i) complete the conditions precedent to the Offerings in accordance with the Plan, the applicable Massachusetts Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Offerings imposed upon the Company, the MHC or the Bank by the Commission, the Division, the FDIC or the FRB or any other regulatory authority or Blue Sky authority, and to comply with those which the regulatory authority permits to be completed after the Offerings; and (ii) conduct the Offerings in the manner described in the Prospectus and in accordance with the Plan, the Massachusetts Regulations and all other applicable laws, regulations, decisions and orders, including in compliance with all terms, conditions, requirements and provisions precedent to the Offerings imposed upon the Company, the MHC and the Bank by the Commission, the Division, the FRB, the FDIC or any other regulatory or Blue Sky authority other than those that the regulatory authority has waived or permits to be completed after the Closing Time.

(dd)         The Company will file the Exchange Act Registration Statement, prior to the Closing Time.

SECTION 4. PAYMENT OF EXPENSES. The Company and the Bank jointly and severally agree to pay all expenses incident to the performance of the obligations of the HarborOne Parties under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, including any required FINRA filing fees, (ii) the preparation, printing and filing of the Registration Statement, the Massachusetts Application, the FRB Application and the FDIC Application, each as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities to the purchasers in the Offerings, (iv) the fees and disbursements of the Company’s and the Bank’s counsel, accountants, appraiser and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the fees and disbursements of the Company’s and the Bank’s counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Agent (in such quantities as the Agent shall reasonably request) of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent (in such quantities as the Agent shall reasonably request), (vii) the printing and delivery to the Agent of copies of a Blue Sky Survey, (viii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Stock Market, and (ix) the establishment and operational expense of the stock information center. In the event the Agent incurs any such fees and expenses on behalf of the Company or the Bank, the Bank will reimburse the Agent for such fees and expenses whether or not the Offerings are consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the Company or the Bank pursuant to this Section without the prior approval of the Bank.

The Company and the Bank jointly and severally agree to pay certain expenses incident to the performance of the Agent’s obligations under this Agreement, regardless of whether the Offerings is consummated, including (i) the filing fees paid or incurred by the Agent in connection with all filings with FINRA, and (ii) all reasonable documented out-of-pocket expenses actually incurred by the Agent relating to the Offerings, including without limitation, legal fees and expenses, document reproduction, advertising, promotional, syndication and travel expenses, up to maximum of $110,000. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by the Company or the Bank of a written accounting therefor, to the reasonable satisfaction of the Company, setting forth in reasonable detail the expenses incurred by the Agent.

SECTION 5. CONDITIONS OF AGENT’S OBLIGATIONS. The Company, the MHC, the Bank and the Agent agree that the issuance and the sale of Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company, the MHC and the Bank herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company, the MHC and the Bank made pursuant to the provisions hereof, to the performance by the Company, the MHC and the Bank of their obligations hereunder, and to the following further conditions:

(a)           No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, no order suspending the Offerings or the authorization for final use of the Prospectus shall have been issued or proceedings therefor initiated or threatened by the Commission or the FRB, and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

(b)           At Closing Time, the Agent shall have received:

(i)            The written opinion contained in Exhibit 1 hereof, dated as of Closing Time, of Goodwin Procter LLP, special counsel for the Company, the MHC and the Bank, in form and substance satisfactory for the Agent.

(ii)           The favorable opinion contained in Exhibit 2 hereof, dated as of Closing Time, of Luse Gorman, PC, counsel for the Agent, in form and substance satisfactory to the Agent.

(iii)          In addition to giving their opinions required by subsections (b)(l) and (b)(2), respectively, of this Section, Goodwin Procter LLP and Luse Gorman, PC shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or at the Closing Time, or that the General Disclosure Package as of the Applicable Time, included or includes an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In giving their opinions, Goodwin Procter LLP and Luse Gorman, PC may rely as to matters of fact on certificates of officers and directors of the Company, the MHC, the Bank and the Subsidiaries, as applicable, and certificates of public officials, and Luse Gorman PC may also rely on the opinion of Goodwin Procter LLP.

(c)           At Closing Time referred to in Section 2, the Company, the MHC and the Bank shall have completed in all material respects the conditions precedent to the Offerings in accordance with the Plan, the applicable Massachusetts Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offerings imposed upon the Company, the MHC or the Bank by the Division, the FRB or any other regulatory authority, other than those which the Division, the FRB or such other regulatory authority permits to be completed after the Offerings.

(d)           At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Bank and the Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business consistent with past practice, and the Agent shall have received a certificate of the President and Chief Executive Officer of the Company, of the MHC and of the Bank and the Chief Financial or Chief Accounting Officer of the Company, of the MHC and of the Bank, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the Company, the MHC, or the Bank from the latest date as of which the financial condition of the Company, the MHC or the Bank is set forth in the Registration Statement and the Prospectus, other than transactions specifically disclosed therein and transactions in the ordinary course of business consistent with past practice, (iii) neither the Company, the MHC, nor the Bank shall have received from the Division, the FRB or the FDIC any order or direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which order or direction, if any, shall have been disclosed in writing to the Agent) or that materially and adversely would affect the business, financial condition, results of operations or prospects of the Company, the MHC or the Bank, considered as one enterprise, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) each of the Company, the MHC and the Bank has complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best of their knowledge after inquiry, threatened by the Commission, and (vii) no order suspending the Subscription and Community Offering or Syndicated Offering or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or, to the best of their knowledge, threatened by the Division and no person has sought to obtain regulatory or judicial review of the action of the Division in approving the Plan in accordance with the Massachusetts Regulations.

(e)           At the Closing Time, the Agent shall have received a certificate of the President and Chief Executive Officer of the Company, of the MHC and of the Bank and the Chief Financial Officer of the Company, of the MHC and of the Bank, dated as of Closing Time, to the effect that (i) they have reviewed the contents of the Registration Statement and the Prospectus; (ii) based on each of their knowledge, the Registration Statement and the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements were made, not misleading; and (iii) based on each of their knowledge, the financial statements and other financial information included in the Registration Statement and the Prospectus fairly present the financial condition and results of operations of the Company and any subsidiary, as of and for the dates and periods covered by the Registration Statement and the Prospectus.

(f)            At the time of the execution of this Agreement, the Agent shall have received from Wolf & Company, P.C. a letter dated such date, in form and substance satisfactory to the Agent, to the effect that: (i) they are independent public accountants with respect to the Company, the MHC, the Bank and the Subsidiaries within the meaning of the Code of Ethics of the AICPA, the Securities Act and the Securities Act Regulations and the Massachusetts Regulations, they are registered with the PCAOB, and they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and Wolf & Company, P.C. set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited consolidated financial statements and supporting schedules of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Regulations and the Massachusetts Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts of net interest income and net income set forth under “Selected Consolidated Financial and Other Data” in the Registration Statement and Prospectus do not agree with the amounts set forth in unaudited consolidated financial statements as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) at a specified date not more than five (5) days prior to the date of this Agreement, there has been any increase in the long-term or short-term debt of the Company or any decrease in consolidated total assets, the allowance for loan losses, total deposits or shareholders’ equity of the Company, in each case as compared with the amounts shown in the consolidated statements of financial conditions included in the Registration Statement or, (D) during the period from January 1, 2016 to a specified date not more than five (5) days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding fiscal year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Company, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or will likely occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are included in the Registration Statement and Prospectus and that are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company, the MHC and the Bank identified in such letter.

(g)           At Closing Time, the Agent shall have received from Wolf & Company, P.C. a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than five (5) days prior to Closing Time.

(h)           At Closing Time, the Securities and the Foundation Shares shall have been approved for listing on the Nasdaq Global Market upon notice of issuance.

(i)            At Closing Time, the Agent shall have received a letter from the Appraiser, dated as of the Closing Time, confirming its Appraisal.

(j)            At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities and the Foundation Shares as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

(k)           At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, is so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the New York Stock Exchange or the Nasdaq Stock Market shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal or Massachusetts authorities.

SECTION 6. INDEMNIFICATION.

(a)           The Company, the MHC and the Bank, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and its respective partners, directors, officers, employees and agents as follows:

(i)            from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Offerings (including the establishment of the Foundation and the contribution of the Foundation Shares thereto by the Company) or any action taken by the Agent where acting as agent of the Company or the Bank or otherwise as described in Section 2 hereof; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense found in a final judgment by a court of competent jurisdiction to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Agent;

(ii)           from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the General Disclosure Package, any Issuer-Represented Free Writing Prospectus or Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or the Applications, or any instrument or document executed by the HarborOne Parties or based upon written information supplied by the HarborOne Parties filed in any state or jurisdiction to register or qualify any or all of the Securities or to claim an exemption therefrom or provided to any state or jurisdiction to exempt the HarborOne Parties as a broker-dealer or its officers, directors and employees as broker-dealers or agents, under the securities laws thereof (collectively, the “Blue Sky Application”), or any document, advertisement, oral statement or communication (“Sales Information”) prepared, made or executed by or on behalf of any of the HarborOne Parties with its consent and based upon written or oral information furnished by or on behalf of the HarborOne Parties, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the General Disclosure Package or any Issuer-Represented Free Writing Prospectus or Issued-Represented Limited Use Free Writing Prospectus (or any amendment or supplement thereto), the Applications, any Blue Sky Application or Sales Information or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)          from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company or the Bank, which consent shall not be unreasonably withheld; and

(iv)          from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim pending or threatened whatsoever described in clause (i) or (ii) above, to the extent that any such expense is not paid under clause (i), (ii) or (iii) above;

provided, however, that the indemnification provided for in this paragraph (a) shall not apply to any loss, liability, claim, damage or expense to the extent (i) it arises out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the General Disclosure Package or any Issuer-Represented Free Writing Prospectus or Issuer-Represented Limited Use Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading which was made in reliance upon and in conformity with the Agent Information.

(b)           The Agent agrees to indemnify and hold harmless the Company, the MHC and the Bank, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Prospectus (or any amendment or supplement thereto), the General Disclosure Package, the Limited-Use Free Writing Prospectus or any Issuer-Represented Free Writing Prospectus in reliance upon and in conformity with the Agent Information.

(c)           Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d)           The Company, the MHC and the Bank also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company, the MHC and its corporators, the Bank, or to the Company’s, the MHC’s or the Bank’s creditors, relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent’s bad faith, willful misconduct or gross negligence.

(e)           In addition to, and without limiting, the provisions of Section (6)(a)(iv) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any of its partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the MHC, the Bank, the Agent or any of its respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Company, the MHC, and the Bank, jointly and severally, agree to reimburse the Agent and its partners, directors, officers, employees or agents for all reasonable and necessary out-of-pocket expenses incurred by them in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent and its partners, directors, officers, employees or agents in an amount to be mutually agreed upon.

(f)            Notwithstanding any other provision set forth in this Section 6, in no event shall any payments made by the Company, the MHC or the Bank pursuant to this Section 6 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the MHC, the Bank and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the MHC or the Bank and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees in the Offerings bears to the maximum aggregate gross proceeds in the Offerings and the Company, the MHC and the Bank are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company, the MHC and the Bank on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company, the MHC and the Bank on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agent, and each director or trustee, as the case may be, of the Company, the MHC and the Bank, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, the MHC or the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, the

MHC and the Bank. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company, the MHC or the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities.

SECTION 9. TERMINATION OF AGREEMENT.

(a)           The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and the Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, is so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, (iii) if trading generally on the Nasdaq Stock Market or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or Massachusetts authorities, (iv) if any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse changes in the condition of the Company, the MHC or the Bank or the prospective market for the Company’s Securities as in the Agent’s good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; (vi) if, in the Agent’s good faith opinion, the price for the Securities established by the Appraiser is not reasonable or equitable under then prevailing market conditions, or (vii) if the Offerings are not consummated on or prior to December 31, 2016.

(b)           If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Sections 2 and 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, attention of General Counsel, with a copy to Luse Gorman, PC, 5335 Wisconsin Ave, N.W., Suite 780, Washington, D.C. 20015, attention of Lawrence M.F. Spaccasi, Esq.; notices to the Company, the MHC and the Bank shall be directed to any of them at HarborOne Bank, 770 Oak Street, Brockton, MA 02301, attention of James W. Blake, with a copy to Goodwin Procter LLP, Exchange Place, Boston, MA 02109, attention of William P. Mayer, Esq. and Samantha M. Kirby, Esq., or Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210, attention of William P. Mayer, Esq. and Samantha M. Kirby, Esq.

SECTION 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, the MHC and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company, the MHC and the Bank and their respective successors and the controlling persons and the partners, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company, the MHC and the Bank and their respective successors, and said controlling persons, partners, officers and directors and their heirs, partners, legal representatives, and for the benefit of no other person, firm or corporation.

SECTION 12. ENTIRE AGREEMENT; AMENDMENT; COUNTERPARTS; FACSIMILE DELIVERY. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for the engagement letter dated June 30, 2015, by and between the Agent, the Company, the MHC and the Bank, relating to the Agent’s providing records management agent services to the Company and the Bank. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto. This Agreement may be executed in several counterparts, each of which is deemed an original but all of which constitute one and the same instrument. Delivery of an executed counterpart by fax, pdf or other electronic means shall be equally effective as delivery of a manually executed counterpart of this Agreement.

SECTION 13. GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Eastern Time.

SECTION 14. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 15. HEADINGS. Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

[The next page is the signature page]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent on the one hand, and the Company, the MHC and the Bank on the other in accordance with its terms.

Very truly yours,

HARBORONE BANCORP, INC.

		By:	/s/ James W. Blake
Name: James W. Blake
Title: President & Chief Executive Officer

HARBORONE BANK

		By:	/s/ James W. Blake
Name: James W. Blake
Title: President & Chief Executive Officer

HARBORONE MUTUAL BANCSHARES
(in formation)

		By:	/s/ James W. Blake
Name: James W. Blake
Title: President & Chief Executive Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

SANDLER O’NEILL & PARTNERS, L.P.

By: Sandler O’Neill & Partners Corp.,
the sole general partner

By:	/s/ Jennifer Docherty
Name: Jennifer Docherty
Title: Authorized Signatory